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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ----------------------------

                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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         DATE OF REPORT (Date of earliest event reported): June 24, 1999

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             (Exact name of registrant as specified in its charter)
                             THINK NEW IDEAS, INC.
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                  000-21775           Identification No.)
           DELAWARE                                               95-4578104

                    (Address of principal executive offices)
           45 WEST 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 629-6800


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANTS.

         On June 24, 1999, THINK New Ideas, Inc. ("THINK") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among THINK, AnswerThink Consulting Group, Inc. ("AnswerThink") and Darwin Acquisition Corp., a wholly-owned subsidiary of AnswerThink ("Sub") pursuant to which Sub will merge with and into THINK (the "Merger"). THINK will survive the Merger and become a wholly-owned subsidiary of AnswerThink. Under the terms of the Merger Agreement, all outstanding shares of THINK will be exchanged for shares of common stock, par value $.001 per share, of AnswerThink ("AnswerThink Common Stock"), and all outstanding options to acquire common stock, par value $.0001 per share, of THINK ("THINK Common Stock") will be assumed and converted into options to acquire shares of AnswerThink Common Stock at a ratio of 0.70 shares of AnswerThink Common Stock to one share of THINK Common Stock (the "Exchange Ratio"). The Merger is subject to certain conditions, including shareholder approval of both companies. The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization. The brief explanation of the Merger Agreement and related agreements contained in this Report is qualified in its entirety by reference to these agreements which are filed as exhibits hereto.

         Pursuant to the Merger Agreement, THINK has agreed to pay AnswerThink a termination fee of six million dollars ($6,000,000) in the event the Merger Agreement is terminated under certain circumstances, including; the withdrawal of the recommendation of the Board of Directors of THINK (the "Board"), or the Board's recommendation of a third party acquisition proposal. THINK has also agreed to pay a termination fee of three million dollars ($3,000,000) to AnswerThink under other termination circumstances such as the inability to obtain the requisite shareholder approval. Pursuant to the Merger Agreement, AnswerThink has agreed to pay THINK a termination fee of three million dollars ($3,000,000) for a material breach of the Merger Agreement that has not been properly cured.

         In connection with the Merger Agreement, THINK granted AnswerThink an option to purchase up to nineteen and nine-tenths percent (19.9%) of the shares of THINK Common Stock (the "AnswerThink Option") outstanding on the date of exercise of the AnswerThink Option. The AnswerThink Option is exercisable following the execution or consummation of an alternative business combination involving THINK and the occurrence of certain further triggering events, none of which has occurred as of the date hereof. The per-share exercise price under the AnswerThink Option is eighteen dollars and fifty cents ($18.50).

         As further inducement to AnswerThink to enter into the Merger Agreement, each director, Omnicom Group, Inc. and certain executive officers of THINK (who, in the aggregate, beneficially own approximately 22% of THINK's outstanding Common Stock) entered into voting agreements with AnswerThink (the form of which is filed as Exhibit 99.1 hereto) pursuant to which they: (i) agreed to vote their shares of THINK Common Stock in favor of the Merger Agreement and the Merger; and (ii) granted irrevocable proxies to AnswerThink to vote such shares in accordance with the voting agreements.

         As an inducement to THINK to enter into the Merger Agreement, each director and certain executive officers of AnswerThink (who, in aggregate, beneficially own approximately 39.76% of AnswerThink's outstanding Common Stock) entered into voting agreements with

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THINK  (the form of which is filed as Exhibit  99.2  hereto)  pursuant  to which they: (i) agreed to vote their shares of AnswerThink Common Stock in favor of the issuance of AnswerThink Common Stock pursuant to the Merger Agreement; and
(ii) granted irrevocable proxies to THINK to vote such shares in accordance with the voting agreements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b)       Financial Statements.

         Not Applicable.

(c) Exhibits.
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      2           Agreement  and Plan of Merger dated as of June 24, 1999 by and among THINK New Ideas, Inc., AnswerThink Consulting Group, Inc. and Darwin Acquisition Corp.

      4 AnswerThink Consulting Group, Inc. Stock Option Agreement dated as of June 24, 1999 by and between THINK New Ideas, Inc. and AnswerThink Consulting Group, Inc.

     99.1         Company Voting Agreement dated as of June 24, 1999.

     99.2         Acquiror Voting  Agreement  dated  as of June 24, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THINK NEW IDEAS, INC.
                                              (Registrant)



Date:  June 29, 1999                           /s/ Ronald Bloom
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                                               Ronald Bloom
                                               Chief Executive Officer